Exhibit 99.1
News Release
news release

FOR IMMEDIATE RELEASE	AUGUST 8, 2011
SYKES ENTERPRISES, INCORPORATED REPORTS
SECOND-QUARTER 2011 FINANCIAL RESULTS

SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 · 800 · TO · SYKES
http://www.sykes.com
EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500
—Revenues at top-end of business outlook range
—Operating margins tempered by sluggish demand in EMEA
—Updating full year 2011 business outlook
TAMPA, FL — August 8, 2011 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its second-quarter 2011 financial results for the three-months ended June 30, 2011.
Second Quarter 2011 Financial Highlights
•
Second quarter 2011 revenues of $309.9 million increased $21.4 million, or 7.4%, from $288.5 million in the comparable quarter last year; on a constant currency basis, second quarter 2011 revenues increased 3.2% comparably driven broadly by growth across the communications, financial services, technology and transportation verticals

•
Second quarter 2011 operating margin was 4.9% versus 3.4% in the same period last year; on an adjusted basis, a non-GAAP measure (see section titled “Non-GAAP Financial Measure” for an explanation and see Exhibit 4 for reconciliation), which excludes certain items including a net pre-tax $3.7 million (or 1.2% of revenues) gain on the sale of a customer contact management facility in Minot, North Dakota and a $1.2 million (or 0.4% of revenues) charitable contribution to the Community Foundation of Tampa Bay, second quarter 2011 operating margin remained unchanged at 5.5% compared to the same period last year as the current quarter was impacted by unfavorable foreign exchange rate movements coupled with previously-discussed (in the first quarter 2011 financial press release) end-of-life client programs that began winding down during the second quarter

•
Second quarter 2011 diluted earnings per share from continuing operations were $0.26 versus $0.09 in the comparable quarter last year, with the year-ago diluted earnings per share impacted by higher ICT acquisition integration related charges, increased foreign currency transaction losses and higher interest expense related to the ICT term loan paid-off in 2010

•
On an adjusted basis and excluding the net benefit related to the facility sale gain and charitable contribution, second quarter 2011 diluted earnings per share were $0.29 compared to an adjusted second quarter 2010 diluted earnings per share of $0.17, with the year-ago diluted earnings per share impacted principally by higher foreign currency transaction losses and higher interest expense related to the ICT term loan paid-off in 2010; relative to the Company’s May 2011 business outlook range of $0.31 to $0.34, the decrease in second quarter 2011 adjusted diluted earnings per share was due principally to softening demand in the EMEA region without the commensurate reduction in labor costs coupled with unfavorable foreign exchange rates; assuming interest expense of $0.2 million, which was projected in the Company’s May 2011 business outlook, adjusted diluted earnings per share in the second quarter of 2011 would have been $0.30

Americas Region
Revenues generated from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 5.2% to $247.5 million, or 79.9% of total revenues, for the second quarter of 2011. Revenues for the prior year period totaled $235.3 million, or 81.6% of total revenues. On a constant currency basis, second quarter 2011 Americas revenues increased 3.1% comparably due largely to growth from existing clients across the financial services, communications, technology and transportation verticals.
During the quarter, revenues generated from services provided offshore remained unchanged at approximately 47% compared to the same period last year.
Sequentially, revenues generated from the Americas region increased 0.4% to $247.5 million in the second quarter of 2011. First quarter 2011 revenues were $246.5 million, or 79.5% of total revenues. On a constant currency basis, second quarter 2011 Americas revenues decreased 0.3% sequentially driven mainly by previously-discussed end-of-life client programs that began winding down during the second quarter.
The Americas income from operations for the second quarter of 2011 increased 21.9% to $31.4 million, with an operating margin of 12.7% versus 10.9% in the comparable quarter last year. On an adjusted basis (see Exhibit 4 for reconciliation) and excluding the facility sale gain (approximately 1.5% of Americas revenues), the Americas operating margin remained largely unchanged compared with 12.5% in the comparable quarter last year as second quarter 2011 operating margins was impacted by unfavorable foreign exchange rate movements and the aforementioned end-of-life client programs.
Sequentially, the Americas income from operations for the second quarter of 2011 increased 16.1% to $31.4 million, with an operating margin of 12.7% versus 11.0% in the first quarter of 2011. On an adjusted basis, (see Exhibit 6) and excluding the facility sale gain, the Americas operating margin decreased 20 basis points to 12.4% from 12.6%. The decrease was due largely to the aforementioned reasons.
EMEA Region
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 17.2% to $62.4 million, representing 20.1% of total revenues for the second quarter of 2011, compared to $53.2 million, or 18.4% of total revenues, in the prior year’s second quarter. On a constant currency basis, EMEA revenues increased 3.8% due to growth primarily from existing clients within the communications and transportation verticals.
Sequentially, revenues from the Company’s EMEA region decreased 2.0% to $62.4 million for the second quarter of 2011 compared to $63.6 million, or 20.5% of SYKES’ total revenues in the first quarter of 2011. On a constant currency basis, EMEA revenues decreased 6.1% sequentially, due to a combination of previously-discussed end-of-life client programs that began winding down during the second quarter, fewer production days in certain countries within the EMEA region related to a calendar shift (for example, both Friday April 22nd and Monday April 25th were part of the Easter holiday in Sweden and the U.K.) and softening demand starting in June due to macro-economic uncertainty.

The EMEA region’s loss from operations for the second quarter of 2011 was $3.4 million, or 5.4% of EMEA revenues, versus an operating loss of $3.9 million, or 7.3% of revenues, in the comparable quarter last year. On an adjusted basis (see Exhibit 4 for reconciliation), the comparable operating margin was a negative 4.9% versus a negative 7.3% in the comparable quarter last year, driven largely by a combination of higher revenues in the second quarter of 2011 and higher costs last year related to demand migration to near-shore geographies including Cluj, Romania, Cairo, Egypt and Berlin, Germany, and the corresponding termination and duplicative costs.
Sequentially, the EMEA region generated a loss from operations of $3.4 million, or 5.4% of EMEA revenues, versus operating income of $0.5 million, or 0.8% of revenues, in the first quarter of 2011. On an adjusted basis (see Exhibit 6), the EMEA operating margin was a negative 4.9% versus income of 0.8% due largely to the aforementioned factors impacting revenues without a commensurate reduction in labor costs.
Corporate G&A Expenses
Corporate costs increased to $12.8 million, or 4.1% of revenues, in the second quarter of 2011, compared to $12.0 million, or 4.2% of revenues, in the comparable quarter last year. Second quarter 2011 corporate costs include a $1.2 million charitable contribution and $1.0 million in professional services fees incurred in consideration of a possible corporate development opportunity which the Company decided not to pursue. On an adjusted basis (see Exhibit 4 for reconciliation), which excludes the aforementioned charitable contribution and the professional services fees, corporate costs increased 10.1% to $10.7 million, or 3.4% of revenues, from $9.7 million, or 3.4% of revenues, in the comparable period last year due chiefly to higher compensation expenses.
Sequentially, corporate costs increased to $12.8 million, or 4.1% of revenues, in the second quarter of 2011, from $12.2 million, or 3.9% of revenues, in the first quarter of 2011. On an adjusted basis (see Exhibit 6), corporate costs decreased to $10.7 million, or 3.4% of revenues, from $12.0 million, or 3.9% of revenues, in the first quarter of 2011, due principally to timing of certain expenses and lower compensation expense.
Gain on Sale of Facility
During the second quarter, the Company recorded a net pre-tax gain of $3.7 million on the sale of its Minot, North Dakota, customer contact management facility. The facility, which was opened in 1996, closed in the second quarter of 2009 due to acute labor constraints driven by competition for labor from the natural resource industry.
Interest & Other Expense and Taxes
Interest and other expense for the second quarter of 2011 totaled approximately $0.5 million compared to interest and other expense of $4.8 million for the same period in the prior year. The decrease in interest and other expense was due principally to a reduction in realized and unrealized foreign currency transaction losses coupled with lower interest expense related to the term loan associated with the ICT acquisition paid-off in 2010.
The Company’s effective tax rate from continuing operations was 18.3% for the second quarter 2011 versus 19.5% in the same period last year and roughly in-line with the estimated 18% provided in the Company’s May 2011 business outlook. The decrease in the tax rate compared to the same period last year was due principally to a shift in the mix of earnings to lower tax jurisdictions.
On an adjusted basis, second quarter 2011 tax rate was 18.8% compared to 26.3% in the same period last year and roughly in-line with the estimated 19% provided in the Company’s May 2011 business outlook. The decrease in the tax rate compared to the same period last year was due mainly to a shift in the geographic mix of earnings to lower tax rate jurisdictions.

Liquidity and Capital Resources
The Company’s balance sheet at June 30, 2011 remained strong with cash and cash equivalents of $211.9 million, excluding restricted cash of $0.5 million. Approximately 72.0%, or $152.6 million, was held in international operations and may be subject to additional taxes if repatriated to the United States, including withholding tax applied by the country of origin and U.S. taxes on the dividend income. At June 30, 2011, the Company had $75 million of undrawn borrowing capacity available under its revolving credit facility. Cash flow from operating activities in the second quarter 2011 was $14.0 million versus $27.1 million in the same period last year, with the decrease due principally to timing-related changes in operating assets and liabilities.
Business Outlook
The assumptions driving the business outlook for the third quarter and full-year 2011 are as follows:
•
Based on sluggish demand forecasts from clients driven by macro-economic uncertainty, the growth assumptions underlying the previous full-year 2011 revenue and diluted earnings per share outlook discussed in the May 2nd, 2011 financial release have moderated. Within the Americas region, the ramp-up of new and existing programs continues to progress largely in-line. However, the Company has started to experience un-even demand among certain clients. Combined with end-of-life client program phase outs, these factors are expected to more-than-offset ramps of new and existing client programs. Within the EMEA region, the Company is experiencing demand softness, which began in June and persists to-date. Although there are a greater number of production days in the third quarter relative to the second quarter, the associated favorable revenue impact is expected to be more than offset by lower demand, coupled with end-of-life client programs that began winding down during the second quarter. In response to the changes in underlying demand, the Company is taking actions to optimize its direct cost structure;

•
The Company’s revenues and adjusted earnings per share assumptions for the third quarter and full year are based on foreign exchange rates as of July 2011. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a significant impact, positive or negative, on revenues and adjusted earnings per share relative to the business outlook for the third quarter and full-year. Additionally, third quarter diluted earnings per share - both reported and adjusted - do not anticipate further one-time items that benefitted second quarter 2011 reported diluted earnings per share on a net basis by $0.04 and adjusted diluted earnings per share by $0.02;

•
The Company plans to increase its seat additions on a gross basis to 2,100 from 1,800 for the full-year, 1,400 of which have already been added on a gross basis through the second quarter of 2011. The increase is anticipated in select delivery geographies, including China, Australia and Romania. Similarly, the Company expects on-going ramp costs through the remainder of the year. The Company expects to add approximately 200 seats on a gross basis in the third quarter, in addition to the 1,100 seats that were added in the second quarter;

•
The Company anticipates interest and other expense of approximately $0.5 million for the third quarter and $3.1 million for the full year 2011. The aforementioned amounts exclude the potential impact of any future foreign exchange gains or losses in other expense; and

•
Relative to the second quarter, the Company anticipates a higher effective tax rate for the third-quarter driven by a shift in the geographic mix of earnings to higher tax rate jurisdictions. Yet for full-year 2011, the Company now anticipates a lower effective tax rate due to the first quarter discrete adjustment related to a favorable resolution of a tax audit.

Considering the above factors, the Company anticipates the following financial results for the three months ended September 30, 2011:
•	Revenues in the range of $300.0 million to $305.0 million
•	Tax rate of approximately 22%; on an adjusted basis, a tax rate of approximately 23%
•	Fully diluted share count of approximately 46.3 million
•	*Diluted earnings per share of approximately $0.22 to $0.24
•	Adjusted diluted earnings per share in the range of $0.27 to $0.29
•	Capital expenditures in the range of $7.0 million to $9.0 million
For the twelve months ended December 31, 2011, the Company anticipates the following financial results:
•	Revenues in the range of $1,220.0 million to $1,230.0 million
•	Tax rate of approximately 17%; on an adjusted basis, a tax rate of approximately 18%
•	Fully diluted share count of approximately 46.5 million
•	*Diluted earnings per share of approximately $0.99 to $1.04
•	Adjusted diluted earnings per share in the range of $1.19 to $1.24
•	Capital expenditures in the range of $28.0 million to $32.0 million
*See “Business Outlook Reconciliation” (Exhibit 9) for Third Quarter and Full-Year 2011 earnings per share.
Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, August 9, 2011, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/phoenix.zhtml?c=119541&p=irol-news&nyo=0.
Non-GAAP Financial Measure
Adjusted earnings per diluted share and adjusted operating margins are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the Company’s results of operations and trends from period-to-period exclusive of certain items. The term “adjusted basis”, as referenced throughout the press release, includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibit 4 for reconciliation) such as those associated with capacity rationalization and facilities consolidation, coupled with items one-time in nature. Also excluded in the adjusted amounts for the second quarter 2011 financial results are a charitable contribution, gain on sale of a customer contact management facility and professional services fees related to a corporate development opportunity. Adjusted earnings per diluted share and adjusted operating margins, however, are supplemental measures of performance that are not required by, or presented in accordance with, U.S. Generally Accepted Accounting Principles (GAAP). Refer to the tables in the release for a detailed reconciliation.

About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) the potential of cost savings/synergies associated with the ICTG acquisition not being realized, or not being realized within the anticipated time period, (xxvii) risks related to the integration of the businesses of SYKES and ICTG and (xxviii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)
Exhibit 1

	Three Months
	June 30,	June 30,
	2011	2010
Revenues	$309,914	$288,535
Direct salaries and related costs	(208,301)	(188,693)
General and administrative	(90,087)	(90,075)
Net gain on disposal of property and equipment	3,611	20

Income from continuing operations	15,137	9,787
Other (expense), net	(483)	(4,842)

Income from continuing operations before taxes	14,654	4,945
Income taxes	(2,683)	(966)

Income from continuing operations, net of taxes	11,971	3,979
Loss from discontinued operations	-	(1,434)

Net Income	$11,971	$2,545

Net Income (loss) per share:
Basic:
Continuing operations	$0.26	$0.09
Discontinued operations	-	(0.04)

Net Income (loss) per share	$0.26	$0.05

Diluted:
Continuing operations	$0.26	$0.09
Discontinued operations	-	(0.04)

Net Income (loss) per share	$0.26	$0.05

Weighted average shares:
Basic	46,241	46,601

Diluted	46,293	46,648

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)
Exhibit 2

	Six Months Ended
	June 30,	June 30,
	2011	2010
Revenues	$620,070	$555,117
Direct salaries and related costs	(411,989)	(360,343)
General and administrative	(180,297)	(190,040)
Net gain (loss) on disposal of property and equipment	3,443	(38)
Impairment of long-lived assets	(726)	-

Income from continuing operations	30,501	4,696
Other (expense), net	(2,096)	(8,385)

Income (loss) from continuing operations before taxes	28,405	(3,689)
Income taxes	(3,256)	(499)

Income (loss) from continuing operations, net of taxes	25,149	(4,188)
Loss from discontinued operations	-	(2,780)

Net Income (loss)	$25,149	$(6,968)

Net Income (loss) per share:
Basic:
Continuing operations	$0.54	$(0.09)
Discontinued operations	-	(0.06)

Net Income (loss) per share	$0.54	$(0.15)

Diluted:
Continuing operations	$0.54	$(0.09)
Discontinued operations	-	(0.06)

Net Income (loss) per share	$0.54	$(0.15)

Weighted average shares:
Basic	46,359	45,604

Diluted	46,463	45,712

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)
Exhibit 3

	Three Months
	June 30,	June 30,
	2011	2010
Revenues:
Americas	$247,543	$235,315
EMEA	62,371	53,220

Total	$309,914	$288,535

Operating Income (loss):
Americas	$31,377	$25,744
EMEA	(3,388)	(3,908)
Corporate G&A expenses	(12,852)	(12,049)

Income from continuing operations	15,137	9,787

Other income (expense), net	(483)	(4,842)
Income taxes	(2,683)	(966)

Income from continuing operations, net of taxes	$11,971	$3,979

	Six Months Ended
	June 30,	June 30,
	2011	2010
Revenues:
Americas	$494,078	$442,218
EMEA	125,992	112,899

Total	$620,070	$555,117

Operating Income:
Americas	$59,128	$53,056
EMEA	(2,869)	(4,614)
Corporate G&A expenses	(25,032)	(43,746)
Impairment of long-lived assets	(726)	-

Income from continuing operations	30,501	4,696

Other income (expense), net	(2,096)	(8,385)
Income taxes	(3,256)	(499)

Net income (loss)	$25,149	$(4,188)

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
Exhibit 4

	Three Months Ended
	June 30, 2011
		Acquisition related Costs
	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	Other	SYKES + ICT Adjusted

Revenues	$309,914					$309,914
Direct salaries and related costs	(208,301)					(208,301)
General and administrative	(90,087)		$2,994	$1,338	$1,200	(84,555)
Net gain (loss) on disposal of property and equipment	3,611				(3,714)	(103)

Income from continuing operations	15,137	0	2,994	1,338	(2,514)	16,955
Other (expense), net	(483)					(483)

Income from continuing operations before taxes	14,654	0	2,994	1,338	(2,514)	16,472
Income taxes	(2,683)	0	(896)	(400)	880	(3,099)

Income from continuing operations, net of taxes	$11,971	$—	$2,098	$938	$(1,634)	$13,373

Income from continuing operations, net of taxes per basic share	$0.26	$—	$0.05	$0.02	$(0.04)	$0.29
Shares outstanding, basic	46,241	46,241	46,241	46,241	46,241	46,241

Income from continuing operations, net of taxes per diluted share	$0.26	$—	$0.05	$0.02	$(0.04)	$0.29
Shares outstanding, diluted	46,293	46,293	46,293	46,293	46,293	46,293

		Acquisition related Costs
	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	Other	SYKES + ICT Adjusted

Revenues:
Americas	$247,543					$247,543
EMEA	62,371					62,371

Total	$309,914	$—	$—	$—		$309,914

Operating Income:
Americas	$31,377		$2,994	$29	$(3,714)	$30,686
EMEA	(3,388)			331		(3,057)
Corporate G&A expenses	(12,852)			978	1,200	(10,674)

Income from continuing operations	15,137	0	2,994	1,338	(2,514)	16,955

Other (expense), net	(483)					(483)
Income taxes	(2,683)	0	(896)	(400)	880	(3,099)

Income from continuing operations, net of taxes	$11,971	$—	$2,098	$938	$(1,634)	$13,373

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
Exhibit 5

	Six Months Ended
	June 30, 2011
		Acquisition related Costs
	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	Other	SYKES + ICT Adjusted

Revenues	$620,070					$620,070
Direct salaries and related costs	(411,989)					(411,989)
General and administrative	(180,297)	$126	$6,052	$1,571	$1,200	(171,348)
Net gain (loss) on disposal of property and equipment	3,443				(3,714)	(271)
Impairment of long-lived assets	(726)			726		-

Income from continuing operations	30,501	126	6,052	2,297	(2,514)	36,462
Other (expense), net	(2,096)					(2,096)

Income from continuing operations before taxes	28,405	126	6,052	2,297	(2,514)	34,366
Income taxes	(3,256)	(31)	(1,648)	(636)	880	(4,691)

Income from continuing operations, net of taxes	$25,149	$95	$4,404	$1,661	$(1,634)	$29,675

Income from continuing operations, net of taxes per basic share	$0.54	$-	$0.10	$0.04	$(0.04)	$0.64
Shares outstanding, basic	46,359	46,359	46,359	46,359	46,359	46,359

Income from continuing operations, net of taxes per diluted share	$0.54	$-	$0.10	$0.04	$(0.04)	$0.64
Shares outstanding, diluted	46,463	46,463	46,463	46,463	46,463	46,463

		Acquisition related Costs
	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	Other	SYKES + ICT Adjusted

Revenues:
Americas	$494,078					$494,078
EMEA	125,992					125,992

Total	$620,070	$-	$-	$-		$620,070

Operating Income:
Americas	$59,128		$6,052	$262	$(3,714)	$61,728
EMEA	(2,869)			331		(2,538)
Corporate G&A expenses	(25,032)	126		978	1,200	(22,728)
Impairment of long-lived assets	(726)			726		-

Income from continuing operations	30,501	126	6,052	2,297	(2,514)	36,462

Other (expense), net	(2,096)					(2,096)
Income taxes	(3,256)	(31)	(1,648)	(636)	880	(4,691)

Income from continuing operations, net of taxes	$25,149	$95	$4,404	$1,661	$(1,634)	$29,675

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)
Exhibit 6

	Three Months Ended
	Adjusted	Adjusted
	June 30,	March 31,
	2011	2011
Revenues	$309,914	$310,156
Direct salaries and related costs	(208,301)	(203,689)
General and administrative	(84,658)	(86,958)

Income from continuing operations	16,955	19,509
Other (expense), net	(483)	(1,615)

Income from continuing operations before taxes	16,472	17,894
Income taxes	(3,099)	(1,592)

Income from continuing operations, net of taxes	$13,373	$16,302

Income from continuing operations, net of taxes per basic share	$0.29	$0.35
Shares outstanding, basic	46,241	46,409

Income from continuing operations, net of taxes per diluted share	$0.29	$0.35
Shares outstanding, diluted	46,293	46,577

	Three Months Ended
	Adjusted	Adjusted
	June 30,	March 31,
	2011	2011
Revenues:
Americas	$247,543	$246,535
EMEA	62,371	63,621

Total	$309,914	$310,156

Operating Income:
Americas	$30,686	$31,031
EMEA	(3,057)	519
Corporate G&A expenses	(10,674)	(12,041)

Income from continuing operations	16,955	19,509

Other (expense), net	(483)	(1,615)
Income taxes	(3,099)	(1,592)

Income from continuing operations, net of taxes	$13,373	$16,302

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)
Exhibit 7

	June 30,	December 31,
	2011	2010
Assets:
Current assets	$519,084	$472,288
Property and equipment, net	102,211	113,703
Goodwill & Intangibles, net	173,933	175,055
Other noncurrent assets	33,757	33,554

Total assets	$828,985	$794,600

Liabilities & Shareholders’ Equity:
Current liabilities	$168,679	$158,730
Noncurrent liabilities	49,239	52,675
Shareholders’ equity	611,067	583,195

Total liabilities and shareholders’ equity	$828,985	$794,600

Sykes Enterprises, Incorporated
Supplementary Data

	Q2 2011	Q2 2010
Geographic Mix (% of Total Revenues):

Americas (1)	79.9%	81.6%
Europe, Middle East & Africa (EMEA)	20.1%	18.4%

Total:	100.0%	100.0%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q2 2011	Q2 2010
Vertical Industry Mix (% of Total Revenues):

Communications	32%	33%
Financial Services	28%	25%
Technology / Consumer	19%	20%
Transportation & Leisure	7%	7%
Healthcare	6%	7%
Other	8%	8%

Total:	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)
Exhibit 8

	Three Months Ended
	June 30,	June 30,
	2011	2010
Cash Flow From Operating Activities:
Net income	$11,971	$2,545
Depreciation and amortization	$14,034	15,252
Changes in assets and liabilities and other	(11,986)	9,323

Net cash provided by operating activities	$14,019	$27,120

Capital expenditures	$7,192	$7,342
Cash interest paid	$260	$876
Cash taxes paid	$5,269	$6,362

	Six Months Ended
	June 30,	June 30,
	2011	2010
Cash Flow From Operating Activities:
Net income (loss)	$25,149	$(6,968)
Depreciation and amortization	28,266	28,015
Changes in assets and liabilities and other	(19,367)	(10,727)

Net cash provided by operating activities	$34,048	$10,320

Capital expenditures	$13,367	$13,470
Cash interest paid	$521	$1,968
Cash taxes paid	$12,090	$13,107

Sykes Enterprises, Incorporated
Business Outlook Reconciliation*
Exhibit 9

Business Outlook

Third Quarter
2011
Adjusted Diluted Earnings Per Share	$0.27 - $0.29
Severance & Consulting Engagement Costs
Merger and Integration Costs, including Impairment
Depreciation & Amortization of Property & Equipment and Intangibles Write-Ups	($0.05)

Diluted Earnings Per Share	$0.22 - $0.24

Business Outlook

Full Year
2011
Adjusted Diluted Earnings Per Share	$1.19 - $1.24
Severance & Consulting Engagement Costs
Merger and Integration Costs	($0.04)
Depreciation & Amortization of Property & Equipment and Intangibles Write-Ups	($0.20)
Other	$0.04

Diluted Earnings Per Share	$0.99 - $1.04